UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           --------------------------

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934
                           -------------------------

       Date of Report (Date of earliest event reported): February 3, 2005

                                MERISEL, INC.
           (Exact name of registrant as specified in its charter)

               Delaware              01-17156               95-4172359
             (State or other        (Commission          (I. R. S. Employer
             jurisdiction  of       File Number)          identification No.)
             incorporation)

                    1500 Hughes Way                    90810
                Long Beach, California               (Zip Code)
                 (Address of principal
                  executive offices)
                           --------------------------

       Registrant's telephone number, including area code: (310) 765-4654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below) :

___Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)
___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))
___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

                  INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into Material Definitive Agreement

     On February 8, 2005, Merisel Inc. (the "Company") issued a press release announcing that on February 3, 2005, the Company and Merisel Americas, Inc. settled their dispute with former President & Chief Executive Officer, Timothy
N. Jenson, D&H Services, LLC ("D&H"), TDH Enterprises LLC, Tina Wurtz, Craig Wurtz, and John Low. Mr. Jenson is the former Chief Executive Officer and President of the Company. On August 18, 2004, Merisel Americas, Inc. transferred to D&H certain assets and liabilities that had principally comprised the Company's software licensing business, including notes and real estate property assets. There are no other material relationships between the Company and any of the parties to the agreement.

     The agreement and its terms are confidential, and the Company intends to seek confidential treatment from the SEC for the agreement. However, as part of the settlement, Merisel Americas, Inc. and D&H agreed to rescind the Purchase Agreement between Merisel Americas, Inc. and D&H in all its elements that closed in August 2004. D&H also agreed to make a cash payment to the Company that represents compensation for all amounts earned on the assets transferred by the Purchase Agreement between August 18, 2004 and the date of settlement. Also as part of the settlement, Mr. Jenson will receive only certain cash payments that represent compensation Mr. Jenson earned prior to his resignation from the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     Under the terms of the settlement agreement discussed in Item 1.01 above, the Company accepted responsibility as of February 3, 2005 for the liabilities that it had transferred to D&H in August 2004. The book value of these liabilities is approximately $2.7 million. The estimate for future potential payments of these liabilities is approximately $750,000, subject to verification by outside auditors. These liabilities consist of tax indemnification liabilities, vendor contracts, and similar liabilities that had accrued in the ordinary course of business prior to August 18, 2004.

     The terms of the agreement that created this obligation are confidential. However, as a part of the settlement, the Company also will receive from D&H certain cash, and assets including real property, related to the Purchase Agreement between Merisel Americas, Inc. and D&H that closed in August 2004.

Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

         99.1  Press release of Merisel, Inc. dated February 8, 2005


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  MERISEL, INC.

                                  /S/ Allyson Vanderford
Date: February 8, 2005            By:---------------------------------
                                  Name:   Allyson Vanderford
                                  Title:  Vice President, Finance and Treasurer



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


                                  EXHIBIT INDEX
Exhibit Number           Exhibit Description
99.1                     Press Release of Merisel, Inc. dated February 8, 2005

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